UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.) (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 3, 2009, Brandywine Realty Trust, the sole general partner of Brandywine Operating Partnership, L.P. (the “Operating Partnership”), announced that the Operating Partnership has completed the purchase of $100,005,000 of its 5.75% Guaranteed Notes due April 1, 2012 (the “Notes”) which were validly tendered pursuant to its previously announced cash tender offer for the Notes (the “Tender Offer”). The Notes accepted for purchase will be cancelled and represent 34.7% of the $287,830,000 principal amount of the Notes outstanding prior to the Tender Offer and effectively 100% of the stipulated $100,000,000 maximum tender cap (the “Maximum Tender Offer”). The Tender Offer expired at 11:59 p.m., New York City time, on Wednesday, September 2, 2009. Payment for Notes purchased pursuant to the Tender Offer was made on Thursday, September 3, 2009 (the “Payment Date”). The amount of Notes accepted for purchase from each tendering note holder was pro rated at 72.2% due to the receipt of valid tenders in excess of the Maximum Tender Offer.
The aggregate consideration paid by the Operating Partnership for the Notes accepted for payment including accrued and unpaid interest was $100,432,739.19 which was funded under the Company’s unsecured revolving credit facility and from available cash on hand. Following the completion of the Tender Offer, $187,825,000 of the Notes remain outstanding.
The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated August 6, 2009 and the related Letter of Transmittal. Wells Fargo Securities acted as Lead Dealer Manager for the Tender Offer and Citi and Deutsche Bank Securities served as Co-Dealer Managers for the Tender Offer.
A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 3, 2009.

Signatures
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

By:	Brandywine Operating Partnership, L.P.

By:	Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer
Date: September 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Brandywine Realty Trust, dated September 3, 2009.